EXHIBIT 10.1

                                 Plan of Merger


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                                 PLAN OF MERGER

THIS PLAN OF MERGER has been made and entered into this 14th day of December, 2001 (the "EXECUTION DATE"), and is by and between Popo Agie, Inc., a Delaware corporation ("PAI") which is wholly-owned by The X-Change Corporation ("XCHC"), a publicly-held Nevada corporation, which is also a party to this agreement, and WEBIX, Inc., a privately-held Florida corporation ("WEBIX"),

THE FOLLOWING PREMISES FORM AN INTEGRAL PART OF THE PLAN OF MERGER: WHEREAS, XCHC intends to acquire (through a forward triangular merger between WEBIX and PAI) WEBIX and its business; WHEREAS, PAI is a wholly-owned subsidiary of XCHC formed solely for the purpose of merging with WEBIX and, consequently, has no assets or liabilities; WHEREAS, the respective boards and shareholders of PAI and WEBIX and the board of XCHC have found it advisable for the benefit of each of their respective corporations and shareholders that PAI be merged with WEBIX (the "Merger") and that XCHC thereby acquire the business and prospects of WEBIX through its merger into PAI; and WHEREAS, the respective boards and shareholders of PAI and WEBIX and the board of XCHC have accordingly adopted and approved this "PLAN OF MERGER";

NOW, THEREFORE, in consideration of the above and foregoing premises, as well as the mutual covenants and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of each and all of which is hereby acknowledged, THE PARTIES ADOPT THE MERGER AS A TAX-FREE REORGANIZATION UNDER
SECTION 368(a) OF THE INTERNAL REVENUE CODE, AS AMENDED, AND FURTHER AGREE AS
FOLLOWS:

                                    ARTICLE I
                                    (Merger)

1.01. Closing. The closing under this Plan of Merger ("Closing") shall take place at the offices of Noah Klarish & Associates, P.C., 40 W. 57th Street, 30th Floor, New York, NY 10019 (or such other place as the parties may agree) at 10:00 a.m. local time on January 15, 2002 (the "Closing Date"); provided, however, that the Closing Date may be postponed to a later time and date by mutual agreement of the parties. If the Closing Date is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date.

1.02. Surviving Corporation. At Closing WEBIX shall be merged with and into PAI. The Merger shall become effective on the filing date of Articles of Merger with the Secretaries of State for Delaware and Florida.

(a) Articles of Incorporation. The articles of incorporation of PAI (as heretofore amended and as in effect immediately prior to the Execution Date) shall be the articles of PAI at Closing.

         (b) Bylaws. The bylaws of PAI (as heretofore amended and as in effect immediately prior to the Execution Date) shall be the bylaws of the PAI at Closing.

         (c) Directors. The directors of PAI (immediately subsequent to Closing) shall be Messrs. K. Richard B. Niehoff (Chairman), Donald E. Weeden and Molly G. Bayley. The directors of XCHC (immediately subsequent to Closing) shall be Messrs. K. Richard B. Niehoff, Donald E. Weeden and Molly G. Bayley. These directors shall hold office until their respective successors are duly elected, or appointed, and qualified, or until they earlier resign or are removed from office, and they shall serve in the manner provided in the articles and bylaws governing the applicable corporation. Nothing contained in this paragraph shall be construed to create any employment or other contractual rights in the aforesaid directors.

         (d) Executive Officers. The executive officers of both PAI and of XCHC (immediately subsequent to Closing) shall be K. Richard B. Niehoff (CEO and President), Molly G. Bayley (Executive Vice President), Jeffrey M. Schaefer (Senior Vice President) and Susan Lapczynski (Vice President). These officers shall serve in the manner provided in the articles and bylaws governing the applicable corporation. Nothing contained in this paragraph shall be construed to create any employment or other contractual rights in the aforesaid officers.

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1.03. Terms of the Merger. On effectiveness of the Merger, each share of stock then issued and outstanding by WEBIX shall, by virtue of the Merger and without any action on the part of the holder(s) thereof, no longer be outstanding and shall be canceled and retired and cease to exist. These shares shall be converted into the right to receive, upon surrender of the certificate representing such shares, the consideration set forth under paragraph 1.03 hereof.

1.04. Payment for WEBIX Stock. In consideration for the Merger, XCHC shall issue, upon fulfillment of all conditions precedent, shares of its "restricted" common and preferred stock and warrants as follows, all of which are collectively referred to as the "XCHC/WEBIX Merger Securities."

         (a) 24,000,000 shares of common stock ("XCHC Common Shares") on a pro rata basis to the current shareholders of WEBIX common stock;

         (b) 2,400,000 shares of preferred stock ("XCHC Preferred Shares") on a pro rata basis to the current shareholders of WEBIX preferred stock, which shares are convertible at the option of the holder thereof on a 10 for 1 basis into XCHC Common Shares and which shall otherwise have terms and conditions substantially similar to the currently outstanding shares of WEBIX preferred stock, a copy of which has previously been furnished to XCHC (the "XCHC Preferred Conversion Shares");

         (c) A minimum of 640,000 and up to 1,600,000 XCHC Preferred Shares to shareholders who purchase a minimum of $400,000 and up to a maximum of $1,000,000 of WEBIX preferred stock in a Regulation D private placement which WEBiX will attempt to conduct prior to the Closing Date (the "WEBIX Private Placement"); and

         (d) 24,000,000 warrants ("XCHC Warrants") on a pro rata basis to the current WEBIX preferred shareholders (plus an equal number of Warrants as shall equal ten times the number of XCHC Preferred Shares as shall be issued under subparagraph (c) immediately above), each of which shall allow the holder to acquire one share of XCHC common stock in exchange for $1.00 beginning on the obtaining of the registration of such warrants and the underlying shares (the "XCHC Warrant Shares") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and expiring one year thereafter.

If delivery of XCHC/WEBIX Merger Securities is to be made to a person other than one in whose name the WEBIX certificate is registered, it shall be a condition of payment that the certificate shall be properly endorsed or otherwise in proper form for transfer and the person requesting such shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate so surrendered, or establish to the satisfaction of WEBIX that such tax has been paid or is not applicable. Upon and after the execution and delivery of this Agreement, no transfer of stock outstanding prior to said date shall be made on the stock transfer books of WEBIX.

1.05. Certain Effects of the Merger. On effectiveness of the Merger, the existence of WEBIX shall cease and WEBIX shall be merged with and into PAI, which as the surviving corporation shall possess all the assets, properties, rights, privileges, powers and franchises of a public or private nature (and be subject to all liabilities, restrictions, disabilities and duties) of WEBIX. If at any time PAI shall consider or be advised that any further assignment or assurances are necessary or desirable to vest PAI, according to the terms hereof, with title to any property or rights of WEBIX, the last acting officers and directors of WEBIX (or the corresponding officers and directors of PAI) shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights with PAI, and otherwise carry out the purpose and intent of this Plan of Merger.

1.06. Filing of Certificate of Merger. As soon as practicable after fulfillment of all conditions precedent to effectiveness of this Plan of Merger, the parties shall deliver for filing duly executed Articles/and or Certificates of Merger as required by the Delaware and Florida Corporation Codes, and will take such other and further action in connection therewith as may be required by Delaware and Florida law to make the merger effective as soon as practicable thereafter.


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                                   ARTICLE II
                     (WEBIX Representations and Warranties)

WEBIX represents and warrants, as of the Execution and Closing Dates and without reservation, to XCHC and PAI as follows:

2.01. Corporate Organization. WEBIX is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power and authority to carry on its business. WEBIX is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which it is required to be so.

2.02. Authorization. WEBIX has full corporate power and authority to enter into this Plan of Merger and to carry out the transactions contemplated hereby. The board of WEBIX has taken all action required by law, its articles, bylaws and otherwise to authorize the execution and delivery of this Plan of Merger and the transactions contemplated hereby. This Plan of Merger has been duly and validly executed and delivered and no other corporate action is necessary, other than shareholder approval. This Agreement is a valid and binding obligation of WEBIX, enforceable in accordance with its terms, except to the extent that: (a) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, and (b) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies (such as specific performance, injunctive relief, waiver or other equitable remedies) is subject to the discretion of court.

2.03. No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) violate any provision of the articles or bylaws of WEBIX, (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of any debt, obligation, contract, commitment or other agreement to which WEBIX is a party, (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance or charge of any kind upon any property or assets of WEBiX under any debt, obligation, contract, agreement or commitment to which WEBIX is a party or by which WEBIX is bound, or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

2.04. Compliance with Law. WEBIX is in compliance with all laws, regulations and orders applicable to its business. WEBIX has not received any notification that it is in violation of any law, regulation or order and no such violation exists.

2.05. Consents and Approvals of Government Authorizations. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by WEBIX and the consummation of the transactions contemplated hereby.

2.06. Subsidiaries and Affiliates. WEBIX has no subsidiaries other than WEBiX Brokerage Services, Inc., a Delaware corporation recently formed for the purpose of applying to the SEC for registration as a broker dealer firm.

2.07. Financial Statements. WEBIX has furnished to XCHC a balance sheet of WEBIX as of September 30, 2001 (the "WEBIX Balance Sheet") which is in the form of a listing of assets and liabilities. The WEBIX Balance Sheet was prepared in accordance with the books and records of WEBIX. The WEBIX Balance Sheet and notes thereto are complete and fairly present the assets, liabilities and financial condition of WEBIX as of the date thereof.

2.08. No Undisclosed Liabilities or Obligations. WEBIX has no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due, herein "liabilities") except (a) liabilities which have been fully reflected or reserved against the WEBIX Balance Sheet, which reserves are appropriate and reasonable and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the WEBIX Balance Sheet.

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2.09. Absence of Certain Changes. Since the date of the WEBIX Balance Sheet,
WEBIX has not: (a) suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects; (b) suffered any loss, damage, destruction or other casualty materially and adversely affecting any of the properties, assets or businesses of WEBIX (whether or not covered by insurance); (c) borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability except obligations and liabilities incurred in the ordinary course of business and consistent with past practice; (d) licensed or disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name, technology, process, or other intangible asset, copyright, or disposed of or disclosed to any person any trade secret, formula, technology, process or know-how theretofore a matter of public knowledge; (e) declared, paid or set aside for payment any dividend or other distribution in respect of its common or preferred stock or (directly or indirectly) redeemed, purchased or otherwise acquired any of its common or preferred stock or other securities; (f) entered into any other transaction, contract or commitment other than in the ordinary course of business and other than either (i) the WEBIX Private Placement, or (ii) the purchase of assets of WebIAm, Inc. on the general terms set forth in the letter of intent between WEBIX and WebIAm a copy of which has been furnished to XCHC ("the "WebIAm Transaction"); (g) made any change in any method of accounting practice; (h) been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets or properties of WEBIX; or (i) agreed, whether in writing or otherwise, to take any action described in this paragraph. For all purposes of this Agreement the WEBIX Private Placement and the WebIAm Transaction shall be considered to be in the ordinary course of WEBIX's business and the representations and warranties contained in this Article II shall be deemed modified to encompass such transactions.

2.10. Contracts and Commitments; No Default. (a) Other than K. Richard B. Niehoff, Jeffrey Schaefer, Molly G. Bayley and Susan Lapczynski, WEBIX has no employment agreement with any officer, employee or agent, nor any agreement that contains any severance or termination pay liabilities or obligations. (b) WEBIX is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person.
(c) WEBIX has no obligation or liability as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person. (d) WEBIX has no outstanding loan to any person, other than (i) a loan in the principal amount of $20,000 outstanding to K. Richard B. Niehoff and Nancy J. Niehoff, and (ii) a bridge loan in the current outstanding principal amount of $100,000 from various entities affiliated with Donald E. Weeden which will be converted into the WEBIX private placement upon the closing of such transaction (additional amounts may be advaced prior to the Closing on the same terms which will also be converted into the WEBIX private placement). (e) WEBIX is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person. (f) WEBIX is not a party to any agreement, contract, commitment or loan to which any of its officers or directors or any affiliate of WEBIX or its officers and directors is a party. (g) WEBIX has not given any irrevocable power of attorney to any person, firm, corporation or other entity for any purpose whatsoever, except the appointment of agents to accept service of process.

2.11. Capitalization. The authorized capital stock of WEBIX consists of 7,500,000 shares of common stock and 2,500,000 shares of preferred stock. There are 1,200,000 shares of such common and 912,200 shares of such preferred stock issued and outstanding prior to the issuance of any shares in connection with the contemplated WEBiX Private Placement. All of the issued and outstanding capital shares of WEBIX have been duly authorized, validly issued and fully paid for and are nonassessable. There are no shares of capital stock or other securities of WEBIX outstanding except as set forth above in this paragraph; further, there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock of WEBIX and there are no contracts, commitments, understandings, arrangements or restrictions by which WEBIX is bound to issue any additional shares of its capital stock, other than those preferred shares which may be offered and sold by WEBIX prior to Closing in connection with the WEBIX Private Placement.

2.12. Patents, Trademarks and Trade names. WEBIX owns, or is licensed or otherwise has the full right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as heretofore conducted. WEBIX has the sole and exclusive right to use the licenses, patents, trademarks, trade names, copyrights, technology, know-how and processes under which it claims a right, and the consummation of the transactions contemplated hereby will not alter or impair any such rights; no claims have been asserted by any person to the use of any such licenses, patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and there is no valid basis for any such claim; and the use of such licenses, patents, trademarks, trade names, copyrights, technology, know-how or processes by WEBIX does not infringe on the rights of any person.

2.13. Litigation. There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving WEBIX, or which questions or challenges the validity of this Plan of Merger, or any action to be taken by WEBIX pursuant to this Plan of Merger or in connection with the transactions contemplated hereby, and WEBIX does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. WEBIX is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on its business practices or on its ability to acquire any property or conduct its businesses in any area.

2.14. Tax Returns. WEBIX has duly filed all federal, state and local tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state and local taxing authorities; further, there are no tax liens upon any property or assets of WEBIX.

2.15. Disclosure. No representation or warranty by WEBIX in this Plan of Merger and no statement contained in any document (including, without limitation, financial statements), certificate, or other writing furnished by WEBIX to XCHC or PAI pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to WEBIX which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities or businesses of WEBIX which have not been disclosed in this Agreement.

                                   ARTICLE III
                (XCHC's and PAI's Representations and Warranties)

XCHC and PAI represent and warrant, as of the Execution and Closing Dates and without reservation, to WEBIX as follows:

3.01. Corporate Organization. XCHC and PAI are each corporations duly organized, validly existing and in good standing under the laws of the state of their respective formation. XCHC and PAI each have all corporate power and authority to carry on their respective business. Neither XCHC nor PAI are required to be qualified or licensed to do business as a foreign corporation in any jurisdiction.

3.02. Authorization. XCHC and PAI each have full corporate power and authority to enter into this Plan of Merger and to carry out the transactions contemplated hereby. The board of XCHC and the board and sole shareholder of PAI have each taken all action required by law, their respective articles, bylaws and otherwise to authorize the execution and delivery of this Plan of Merger and the transactions contemplated hereby and such action is legally sufficient to constitute due authorization of such transactions. This Agreement has been duly and validly executed and delivered and no other corporate action by either XCHC or PAI is necessary. This Plan of Merger is a valid and binding obligation of XCHC and of PAI, enforceable in accordance with its terms, except to the extent that: (a) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, and (b) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies (such as specific performance, injunctive relief, waiver or other equitable remedies) is subject to the discretion of court.

3.03. No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) violate any provision of the articles or bylaws of either XCHC or PAI, or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

3.04. Compliance with Law. XCHC and PAI are each in compliance with all laws, regulations and orders applicable to their respective businesses. Neither XCHC nor PAI have received any notification that they or any of them are in violation of any law, regulation or order and no such violation exists. XCHC has never been the subject of any administrative or other proceeding brought against it by the SEC, the NASD or any other governmental agency and XCHC does not know or have any reason to know of the any valid basis for any such proceeding.

3.05. Consents and Approvals of Government Authorizations. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by either XCHC or PAI and the consummation of the transactions contemplated hereby.

3.06. Subsidiaries and Affiliates. PAI is XCHC's sole subsidiary. PAI has no subsidiaries.

3.07. Financial Statements. XCHC has furnished WEBIX with an audited, balance sheet as of December 31, 2000, and an unaudited balance sheet as of September 30, 2001 (collectively, the "XCHC Balance Sheets"), and statements of income and cash flows for the respective periods ended December 31, 2000, and September 30, 2001, as well footnotes thereto (collectively, the "XCHC Operating Statements and Footnotes"). The XCHC Balance Sheets, Operating Statements and Footnotes are in accord with the books and records of XCHC and they completely and fairly present the assets, liabilities and financial condition of XCHC as of the respective dates thereof and the results of XCHC's operations for the periods then ended, all in accordance with GAAP consistently followed throughout the year and presented in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. PAI has presented no financial statements. PAI has no assets or liabilities and all of its outstanding capitalization is owned by XCHC.

3.08. No Undisclosed Liabilities or Obligations. XCHC and PAI have no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due, herein "liabilities") except (a) liabilities which have been fully reflected or reserved against the XCHC Balance Sheets, which reserves are appropriate and reasonable; and (b) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the XCHC Balance Sheets. All liabilities to shareholders of XCHC whether or not reflected on the XCHC Balance Sheet shall be forgiven prior to the Closing.

3.09. Absence of Certain Changes. Since the date of the most recent XCHC Balance Sheet, XCHC and PAI have not: (a) suffered any material and adverse change in their respective financial condition, working capital, assets, liabilities, business or prospects; (b) suffered any loss, damage, destruction or other casualty materially and adversely affecting their respective businesses; (c) borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability except liabilities incurred in the ordinary course of business; (d) declared, paid or set aside for payment any dividend or other distribution in respect of their stock or (directly or indirectly) redeemed, purchased or otherwise acquired any of their stock or other securities, other than the acquisition contemplated by this Plan of Merger and those 9,540,000 shares of XCHC common stock returned, without consideration, to treasury in anticipation of the Merger; (e) entered into any other transaction, contract or commitment other than in the ordinary course of business; (f) made any change in any method of accounting practice; (g) been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition or business of either XCHC or PAI; or (i) agreed, whether in writing or otherwise, to take any action described in this paragraph.

3.10. Contracts and Commitments; No Default. Neither XCHC nor PAI (a) has an employment agreement with any of its officers, employees or agents, nor any agreement that contains any severance or termination pay liabilities or obligations or which is not terminable by XCHC or PAI "at will" and without any adverse financial consequence. (b) is restricted by agreement from carrying on their respective business or any part thereof anywhere in the world or from competing in any line of business with any person. (c) has any obligation or liability as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person. (d) has an outstanding loan to any person. (e) is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person. (f) is a party to any agreement, contract, commitment or loan to which any of its officers or directors or any affiliate of WEBIX or its officers and directors is a party. (g) has given any irrevocable power of attorney to any person, firm, corporation or other entity for any purpose whatsoever, except the appointment of agents to accept service of process.

3.11. Capitalization. The authorized capital stock of XCHC consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Immediately prior to the closing, there will be 13,000,000 shares of common and no shares of preferred outstanding. All of the issued and outstanding capital shares of XCHC have been duly authorized, validly issued and fully paid for and are nonassessable. There are no shares of capital stock or other securities of XCHC outstanding except as set forth above in this paragraph; further, there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock of XCHC and there are no contracts, commitments, understandings, arrangements or restrictions by which XCHC is bound to issue any additional shares of its capital stock.

3.12. SEC Reports. XCHC is required to file periodic reportswith the Securities and Exchange Commission (the "Commission") pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Each such report
(a) was prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, and (b) none of such reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the filings in which they were made, not misleading. XCHC has filed all reports and proxy statements required to be filed by it and is current in all of its filing obligations.

3.13. Litigation. There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving XCHC or PAI, or which questions or challenges the validity of this Plan of Merger, or any action to be taken by either XCHC or PAI pursuant to this Plan of Merger or in connection with the transactions contemplated hereby, and XCHC and PAI do not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. Neither XCHC nor PAI is subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on their respective business practices or on their ability to acquire any property or conduct their respective businesses in any area.

3.14. Tax Returns. XCHC and PAI have each duly filed all federal, state and local tax reports and returns required to be filed by them and have duly paid all taxes and other charges due or claimed to be due from them by federal, state and local taxing authorities; further, there are no tax liens upon any property or assets of XCHC or PAI.

3.15. Share Ownership and Agreements by Shareholders. Annexed hereto as Schedule
3.15 is a list (the "Investor Group List") setting forth the names of certain shareholders of XCHC and the number of shares of capital stock of XCHC owned by each such shareholder whether or not such shares are currently freely tradable or restricted. Such shareholders shall collectively own a majority of the outstanding voting stock of XCHC. The parties on such list have all been contacted and have agreed to execute "lock-up" agreements as provided in this Agreement, which agreements shall be entered into as promptly as possible and held by counsel to XCHC prior to delivery to WEBIX at closing. These "lock-up" agreements shall be available for inspection by WEBIX and its representatives.

3.16. Disclosure. No representation or warranty by either XCHC nor PAI in this Plan of Merger and no statement contained in any document (including, without limitation, financial statements), certificate, or other writing furnished by XCHC or PAI to WEBIX pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are, no facts known to either XCHC or PAI which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities or businesses of XCHC or PAI which have not been disclosed in this Agreement.


                                   ARTICLE IV
               (Conduct by WEBIX of its Business Pending Closing)

Pending Closing, and except as otherwise consented to or approved by XCHC in writing:

4.01. Regular Course of Business. WEBIX will carry on its business diligently and substantially in the same manner as heretofore conducted and WEBIX shall not engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice.

4.02. Amendments. No change or amendment shall be made in the articles or bylaws of WEBIX.

4.03. Capital Changes. WEBIX shall not issue or sell, or issue options, warrants to purchase, conversion privileges or other rights to subscribe to, or enter into any arrangement or contract with respect to, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure, other than as set forth in this Plan of Merger.

4.04. Dividends. WEBIX shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital and shall not, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

4.05. Subsidiaries. WEBIX shall not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity ownership interest in any business, other than WEBIX Brokerage Serives, Inc, as described under Section 2.06 above.

4.06. Organization. WEBIX shall use its best efforts to preserve its corporate existence and business organization intact, to keep available to WEBIX its officers and key employees, and to preserve for WEBIX its relationships with suppliers, dealers, licensor, licensees, franchisees, distributors, customers and others having business relations with it.

4.07. No Default; Amendment. WEBIX shall not do any act or omit to do any act, or permit any act or omission to act which shall cause a material breach of any material contract or commitment of WEBIX and shall not amend any material contract.

4.08. Compliance with Laws. WEBIX shall duly comply with all laws applicable to it and its properties, operations, businesses and employees.

4.09. Tax Returns; Consent. WEBIX shall promptly prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by it.

4.10. No Acquisitions. WEBIX shall not approve or undertake, either as the surviving, disappearing, acquiring or selling corporation, any other merger, consolidation, assets acquisition or disposition or tender offer or other takeover transaction or furnish or cause to be furnished any information concerning its business, properties or assets to any person (other than XCHC) which is interested in any such transaction, or solicit or encourage any inquiries or proposals for the acquisition of all or any part of the capital stock, assets or business of WEBIX.


                                   ARTICLE IV
                (Conduct by XCHC of its Business Pending Closing)

Pending Closing, and except as otherwise consented to or approved by XCHC in writing:

5.01. Regular Course of Business. XCHC will carry on its business diligently and substantially in the same manner as heretofore conducted and XCHC shall not engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice. XCHC shall not enter into any contract, agreement or arrangement with any shareholder or affiliate of XCHC without obtaining the prior written consent of WEBIX.

5.02. Amendments. No change or amendment shall be made in the articles or bylaws of XCHC.

5.03. Capital Changes. XCHC shall not issue or sell, or issue options, warrants to purchase, conversion privileges or other rights to subscribe to, or enter into any arrangement or contract with respect to, any shares of its capital s stock or any of its other securities, or make any other changes in its capital structure, other than as set forth in this Plan of Merger.

5.04. Dividends. XCHC shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital and shall not, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

5.05. Subsidiaries. XCHC shall not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity ownership interest in any business.

5.06. Organization. XCHC shall use its best efforts to preserve its corporate existence and business organization intact, to keep available to XCHC its officers and key employees, and to preserve for XCHC its relationships with suppliers, dealers, licensor, licensees, franchisees, distributors, customers and others having business relations with it.

5.07. No Default; Amendment. XCHC shall not do any act or omit to do any act, or permit any act or omission to act which shall cause a material breach of any material contract or commitment of XCHC and shall not amend any material contract.

5.08. Compliance with Laws. XCHC shall duly comply with all laws applicable to it and its properties, operations, businesses and employees.

5.09. Tax Returns; Consent. XCHC shall promptly prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by it.

5.10. No Acquisitions. XCHC shall not approve or undertake, either as the surviving, disappearing, acquiring or selling corporation, any other merger, consolidation, assets acquisition or disposition or tender offer or other takeover transaction or furnish or cause to be furnished any information concerning its business, properties or assets to any person (other than WEBIX) which is interested in any such transaction, or solicit or encourage any inquiries or proposals for the acquisition of all or any part of the capital stock, assets or business of XCHC.

5.11 Conduct of Business of PAI. PAI shall not conduct any business of any type or enter into any contracts, agreements or arrangements which relate to or affect PAI other than as expressly provided for in this Agreement without obtaining the prior written consent of WEBIX.

                                   ARTICLE VI
                          (Obligations Pending Closing)

WEBIX covenants and agrees with XCHC, and XCHC covenants and agrees with WEBIX

6.01. Full Access. They shall each afford to the other and their representatives full access to their respective plants, properties, books and records in order that they may have full opportunity to make such investigations as they desire to make of one another's affairs; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business being investigated, and they shall each cause their respective representatives to furnish such additional financial and operating data and other information as is from time to time reasonably request.

6.02. Confidentiality. They will each, and will cause their respective representatives to, hold in confidence, and not disclose to others for any reason whatsoever, all information received in connection with the transactions contemplated hereby that the party being requested of identifies with reasonable specificity in writing as proprietary ("Proprietary Information"), except to the extent that such Proprietary Information was previously known to the requesting party or was otherwise available from third persons without restriction on further use or disclosure or otherwise not legally protected as proprietary information; provided, however, that nothing herein contained shall be deemed to preclude the receiving party from (a) asserting that any document or information (whether or not embodied in a document) asserted by the providing party to be proprietary are not entitled to protection as such on the ground that such Proprietary Information was previously known to the requesting party or otherwise available from third persons without restriction on its further use or disclosure or otherwise not legally protected as proprietary information, and
(b) thereafter freely using or disclosing such Proprietary Information unless a court of competent jurisdiction finally determines that this provision does not apply to such Proprietary Information.

6.03. Approval of Stockholders; Private Placement of Preferred Stock. WEBIX shall use its best efforts prior to Closing to (a) obtain the necessary approval of its stockholders of the Merger, and shall use its reasonable efforts to (b) privately place from $400,000 to $1,000,000 of its preferred stock (the "WEBIX Private Placement").

6.04. Further Assurances. Each party shall execute and deliver such instruments and take such other action as the other party or parties, as the case maybe, may reasonably require in order to carry out the intent of this Agreement.

6.05. Public Announcements. WEBIX and XCHC will consult with each other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to consultation and approval by the other such party. Approval by WEBIX or XCHC of such press releases and public statements shall not be unreasonably withheld.


                                   ARTICLE VII
                    (Conditions to XCHC's Closing Obligation)

The obligation of XCHC to effect this Plan of Merger and the transactions contemplated herein shall be subject to the satisfaction, on or before Closing, of each of the following conditions:

7.01. Representations and Warranties True. The representations and warranties of WEBIX contained herein shall be in all material respects true and accurate as of the date when made and at and as of Closing as though such representations and warranties were made at and as of such date, except for changes permitted or contemplated by the terms of this Plan of Merger.

7.02. Performance. WEBIX shall have performed and complied with all agreements, obligations and conditions required by this Plan of Merger to be performed or complied with by it on or prior to Closing.

7.03. Approval of WEBIX Stockholders. The approval of the stockholders of WEBIX referred to in Section 6.03 shall have been obtained and no holders of WEBIX's capital stock shall have provided notice, whether in writing or orally, that it intends to elect to assert dissenter's appraisal rights.

7.04. Adverse Changes. No material adverse change shall have occurred in the financial condition, working capital, assets, liabilities, reserves, business, operations or prospects of WEBIX since the date of the WEBIX Balance Sheet.

7.05. No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or entity or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted would otherwise have a material adverse effect on the conduct of WEBIX's business or on its properties.

7.06. Board of Directors Authorization. All action required to be taken by the Board of Directors of WEBIX to authorize the execution, delivery and performance of this Plan of Merger and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of WEBIX.

7.07 Restrictions on Sale of XCHC Shares following Closing. WEBIX shall have entered into lock-up agreements in customary form restricting the sale of transfer of XCHC shares received in the Merger for a period of 15 months following the Closing.

                                  ARTICLE VIII
                   (Conditions to WEBIX'S Closing Obligations)

The obligation of WEBIX to effect this Plan of Merger and the transactions contemplated herein shall be subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

8.01. Representations and Warranties True. The representations and warranties of XCHC and PAI contained herein shall be in all material respects true and accurate as of the date when made and at and as of Closing as though such representations and warranties were made at and as of such date, except for changes permitted or contemplated by the terms of this Plan of Merger.

8.02. Performance. XCHC and PAI shall have performed and complied with all agreements, obligations and conditions required by the Plan of Merger to be performed or complied with by it on or prior to Closing.

8.03. Approval of WEBIX Stockholders. The approval of the stockholders of WEBIX referred to in Section 6.03 shall have been obtained and no holders of WEBIX's capital stock shall have provided notice, whether in writing or orally, that it intends to elect to assert dissenter's appraisal rights.

8.04. Adverse Changes. No material adverse change shall have occurred in the financial condition, working capital, assets, liabilities, reserves, business, operations or prospects of XCHC or PAI since the date of the XCHC Balance Sheets.

8.05. No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or entity or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted would otherwise have a material adverse effect on the conduct of XCHC's or PAI's business.

8.06. Board of Directors Authorization. All action required to be taken by the Board of Directors of XCHC to authorize the execution, delivery and performance of this Plan of Merger and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of XCHC and PAI.

8.07. Restrictions on Sale of XCHC Shares following Closing. Each of the persons set forth on the Investor Group List shall have entered into lock-up agreements in customary form restricting the sale of transfer of XCHC shares received in the Merger for a period of 15 months following the Closing.


                                   ARTICLE IX
                          (Termination and Abandonment)

9.01. Methods of Termination. This Plan of Merger may be terminated and the Merger abandoned, notwithstanding any other provision herein to the contrary, by: (a) mutual written consent of the parties; (b) the board of WEBIX on or after five (5) business days after January 15, 2002; or (c) the boards of XCHC and PAI on or after five (5) business days after January 15, 2002.

9.02. Procedure on Termination. In the event of termination and abandonment by the board of XCHC or by the board of WEBIX, or both, pursuant to Section 9.01(b) or (c), written notice thereof shall forthwith be given to the other party, and this Plan of Agreement shall terminate, and the Merger shall be abandoned without further action by XCHC or WEBIX If this Plan of Merger is terminated as provided herein: (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and (b) All Proprietary Information received by any party hereto with respect to the business of any other party or its subsidiaries shall not at any time be used for the advantage of, or disclosed to third Persons by, such party for any reason whatsoever except as contemplated in Section 6.02 hereof.

                                    ARTICLE X
                              (General Provisions)

10.01. Entire Agreement; Modification. This Agreement (and the documents between the parties which have been executed on even date herewith in connection with the transactions evidenced hereby) sets forth and constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes any and all prior agreements, understandings, promises, and representations made by any party to the other concerning the subject matter of this Agreement and the applicable terms. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized representatives of the parties.

10.02. Severability. The invalidity or unenforceabilty of any one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

10.03. Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada.

10.04. Waivers. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to otherwise exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the party with respect to such future performance shall continue in full force and effect. Any purported waiver must be in writing and must be signed by the party granting such waiver.

10.05. Headings. The headings in the articles, section and paragraphs used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

10.06. Notice. All notices, demands, or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, facsimile, telegram or cable to:

In case of the WEBIX:

Mr. K. Richard B. Niehoff, President
36 West 44th Street, Suite 1209
New York, NY 10036
646.728.7029

with a corresponding copy to:

Noah Klarish, Esq.
Noah Klarish & Associates, P.C.
40 West 57th St., 30th Floor
New York, NY   10019
212. 603.2354

In case of the XCHC:

Mr. W. Steven Garrett
48 S.W. 16th Court
Dania Beach, FL
954.923.3699

with a corresponding copy to:

Mark S. Pierce, Esq.
5645 Rico Drive
Boca Raton, FL  33487
561.998.2332

10.07. Successors and Assigns. This Agreement, and each and every provision thereof, shall be binding upon and inure to the benefit of the parties, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, who shall hold such interest subject to all the terms and conditions of this Agreement.

10.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

10.09. Attorneys' Fees. In the event of any dispute with respect to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and other costs and expenses incurred in resolving the dispute or disputes.

10.10. Expenses. Each party shall pay the expenses incurred by them under or in connection with this Agreement, including counsel fees and expenses of their respective representatives.

10.11. Survival of Representations and Warranties. The representations, warranties and agreements of the parties which are contained in this Agreement shall survive the execution hereof, and shall be unaffected by any investigation made by any party at any time, but shall expire unequivocably one year after the date of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

10.12. Brokers. Neither XCHC nor WEBIX have engaged or are otherwise liable for any amount due or to become due to any broker or sales agent in regards of the transactions giving rise to and evidenced hereby. In the event that any claim is asserted by any person claiming a commission or finder's fee with respect to this Agreement or the transactions contemplated hereby or arising from any act, representation or promise of a party or its representatives, such party will indemnify, save, defend and hold every other party harmless from and against any and all such claims, as well as against all costs and expenses related thereto, including attorneys' fees and costs.

IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed and delivered to one another on the date first above written.

WEBIX:

By: /s/ K. Richard B. Niehoff
       K. Richard B. Niehoff, President

Attest: /s/ Noah Klarish
            Secretary

THE X-CHANGE CORPORATION

By: /s/ W. Steven Garrett
        W. Steven Garrett, President

Attest: /s/ Mark S. Pierce
            Secretary

POPO AGIE, INC.

By: /s/ W. Steven Garret
       W. Steven Garrett, President

Attest: /s/ Mark S. Pierce
            Secretary